EXHIBIT 1

                             JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Amended Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date: September 18, 2001

By: /s/ Richard Wang                        By: /s/ Peng Chen
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    Richard Wang                                Peng Chen

By: /s/ Jun Zhou                            By: /s/ Jingfeng Hu
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    Jun Zhou                                    Jingfeng Hu